CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report, dated November 6, 1995, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 2-82183, 2-99536, 33-14259, 33-39090, 33-62966, 33-52319 and 33-57683).


                                               Arthur Andersen LLP


Roseland, New Jersey
November 17, 1995